Exhibit 4.22

March 1, 2022

Holder of Warrants to Purchase Ordinary Shares issued in July 2021

Re: Amendment to Existing Warrants

Dear Holder:

Reference is hereby made to the offering on or about the date hereof (the “Offering”) by Check-Cap Ltd. (the “Company”) of (i) ordinary shares, par value NIS 2.40 per share (“Ordinary Shares”), (ii) Pre-Funded Warrants to purchase Ordinary Shares (“Pre-Funded Warrants”) and (iii) Warrants to purchase Ordinary Shares (the “Ordinary Warrants” and, collectively, with the Ordinary Shares and Pre-Funded Warrants, the “Securities”).

This letter confirms that, in consideration for the Holder’s participation in the Offering and purchase of Securities in the Offering (the “Purchase Commitment”), the Company hereby amends, effective as of the closing of the Offering, the Holder’s existing warrants to purchase up to [_____] Ordinary Shares at an exercise price of $1.50 per share issued in July 2021 (the “Warrants”), by (i) reducing the Exercise Price of the Warrants (as defined therein) to $0.65 per share and (ii) extending the Termination Date of the Warrants (as defined therein) to January 2, 2025 (the “Warrant Amendment”).  The Warrant Amendment shall be effective upon the closing the Offering and the satisfaction of the other terms and conditions referenced below.

As a condition to the Warrant Amendment, the Holder hereby undertakes to deliver a complete and executed Israeli tax residency certificate, in the form attached as Exhibit A hereto.

The Warrant Amendment is subject to the consummation of the Offering and the Holder’s satisfaction of the Purchase Commitment. In the event that either (i) the Offering is not consummated, or (ii) the Holder does not satisfy the Purchase Commitment, the Warrant Amendment shall be null and void and the provisions of the Warrants in effect prior to the date hereof shall remain in effect.

Except as expressly set forth herein, the terms and provisions of the Warrants shall remain in full force and effect after the execution of this letter and shall not be in any way changed, modified or superseded except by the terms set forth herein.

From and after the effectiveness of the Warrant Amendment, the Company agrees to promptly deliver to the Holder, upon request, amended Warrants that reflect the Warrant Amendments in exchange for the surrender for cancellation of the Holder’s Warrants to be amended as provided herein.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

CHECK-CAP LTD.

By: _____________________
Name:
Title:

Name of Holder: ________________________________________________________

Signature of Authorized Signatory of Holder: __________________________________

Name of Authorized Signatory: ____________________________________________________

[Signature Page to Warrant Amendment Agreement]

Exhibit A

DECLARATION OF STATUS FOR ISRAELI INCOME TAX PURPOSES
(This declaration should be completed only by Non-Israeli Residents and Israeli Broker)

You are receiving this form - the “Declaration of Status for Israeli Income Tax Purposes” as a holder of the Company's shares and/or warrants ("Securities" and "Holder", respectively).

PART I	Identification and details of Holder (including Eligible Israeli Brokers)
1. Name:	2. Type of Holder (more than one box may be applicable):
(please print full name)	☐ Corporation (or Limited Liability Company) ☐ Individual ☐ Trust ☐ Partnership ☐ Other: _________________	☐ Bank ☐ Broker ☐ Financial Institution
3. For individuals only:	4. For all other Holders
Date of birth: ______/_____/______ month / day / year	Country of incorporation or organization:
Country of residence:	Registration number of corporation (if applicable):
Countries of citizenship (name all citizenships):
Taxpayer Identification or Social Security No. (if applicable):	Country of residence:
5. Permanent Address (state, city, zip or postal code, street, house number, apartment number):
6. Mailing Address (if different from above):	7. Contact Details: Name:______________ Capacity:_______________ Telephone Number:___________________ (country code, area code and number):
8. I hold the Securities of the Company (mark X in the appropriate place):
☐          directly, as a Registered Holder
☐          Through a Broker.  If you marked this box, please state the name of your Broker:  _________________
☐          Both directly and through a Broker.  If you marked this box, please state the name of your Broker:  _________________

PART II	Declaration by Non-Israeli Residents „ Eligible Israeli Brokers should not complete this Part II
A. To be completed only by Individuals. I hereby declare that: (if the statement is correct, mark X in the following boxes)
A.1 ☐    I am NOT and at the date of purchase of my Securities was not a “resident of Israel” for tax purposes as defined under Israeli law, which means, among other things, that:
•    The State of Israel is not my permanent place of residence,
•    The State of Israel is neither my place of residence nor that of my family (for this purpose "family" shall mean spouse and children under the age of 18),
•    My ordinary or permanent place of activity is NOT in the State of Israel and I do NOT have a permanent establishment in the State of Israel,
•    I do NOT engage in an occupation in the State of Israel,
•    I do NOT own a business or part of a business in the State of Israel,
•    I am NOT insured by the Israeli National Insurance Institution,
•    I was NOT present (nor am I planning to be present) in Israel for 183 days or more during this tax year,
•    I was NOT present (nor am I planning to be present) in Israel for 30 days or more during this tax year, and the total period of my presence in Israel during this tax year and the two previous tax years is less than 425 days in total.
A.2 ☐    I acquired the Securities on or after 1.1.2009.

[Signature Page to Warrant Amendment Agreement]

B. To be completed by Corporations (except Partnerships and Trusts). I hereby declare that: (if correct, mark X in the following boxes)
B.1 ☐    The corporation is NOT and at the date of purchase of its Securities was not a “resident of Israel” for tax purposes as defined under Israeli law, which means, among other things, that:
•    The corporation is NOT registered with the Registrar of Companies in Israel,
•    The corporation is NOT registered with the Registrar of "Amutot" (non-profit organizations) in Israel,
•    The control of the corporation is NOT located in Israel,
•    The management of the corporation is NOT located in Israel,
•    The corporation does NOT have a permanent establishment in Israel, and
•    No Israeli resident holds, directly or indirectly via shares or through a trust or in any other manner or with another who is an Israeli resident, 25% or more of any “means of control” in the corporation as specified below:
o   The right to participate in profits;
o   The right to appoint a director;
o   The right to vote;
o   The right to share in the assets of the corporation at the time of its liquidation; and
o   The right to direct the manner of exercising one of the rights specified above.
B.2 ☐   The corporation acquired the Securities on or after 1.1.2009

C. To be completed by Partnerships. I hereby declare that: (if correct, mark X in the following boxes)
C.1 ☐    The partnership is NOT and at the date of purchase of its Securities was not a “resident of Israel” for tax purposes as defined under Israeli law, which means, among other things, that:
•   The partnership is NOT registered with the Registrar of Partnerships in Israel,
•   The control of the partnership is NOT located in Israel,
•   The management of the partnership is NOT located in Israel,
•   The partnership does NOT have a permanent establishment in Israel,
•    NO Israeli resident holds, directly or indirectly via shares or through a trust or in any other manner or with another who is an Israeli resident, 25% or more of the rights in the partnership, and
•    NO direct partner in the partnership is an Israeli resident.
C.2 ☐    The partnership acquired the Securities on or after on or after 1.1.2009

D. To be completed by Trusts. I hereby declare that: (if correct, mark X in the following boxes)
D.1 ☐    The trust is NOT and at the date of purchase of its Securities was not a “resident of Israel” for tax purposes as defined under Israeli law, which means, among other things, that:
•   The trust is NOT registered in Israel,
•   The settlor of the trust is NOT an Israeli resident,
•   The beneficiaries of the trust are NOT Israeli residents, and
•   The trustee of the trust is NOT an Israeli resident.
D.2 ☐  The trust acquired the Securities on or after 1.1.2009

PART III	Declaration by Israeli Bank, Broker or Financial Institution „ Non-Israeli Residents should not complete this Part III
I hereby declare that: (if correct, mark X in the following box)
☐       I am a bank, broker or financial institution that is a “resident of Israel” within the meaning of that term in Section 1 of the Ordinance , I am holding the Securities solely on behalf of beneficial shareholder(s) and I am subject to the provisions of the Ordinance and the regulations promulgated thereunder relating to the withholding of Israeli tax, including with respect to the cash payment (if any) made by me to such beneficial shareholder(s) with respect to Securities in connection with the Intel Tender Offer.

PART IV	Certification. By signing this form, I also declare that:
•     I understood this form and completed it correctly and pursuant to the instructions.
•     I provided accurate, full and complete details in this form.
•     I am aware that providing false details constitutes criminal offense.
•     I are aware that this form may be provided to the Israeli Tax Authority, in case the Israeli Tax Authority so requests, for purposes of audit or otherwise.

SIGN HERE „

Signature of Holder Date	Capacity in which acting (or Individual authorized to sign On your behalf)

[Signature Page to Warrant Amendment Agreement]